UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2022

Edgemode, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55647	47-4046237
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 E. Broward Blvd., Suite 1700, Ft. Lauderdale, FL 33301

(Address of Principal Executive Offices, and Zip Code)

(707) 687-9093

Registrant’s Telephone Number, Including Area Code

Fourth Wave Energy, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective July 20, 2022, Edgemode, Inc. (the “Company”) entered into a Series B Preferred Stock Purchase Agreement (the “Purchase Agreement”) dated July 18, 2022 with 1800 Diagonal Lending LLC, a Virginia limited liability company (the “Investor”) pursuant to which the Company issued and sold to the Investor 78,750 shares of Series B Preferred Stock for a purchase price of $78,750.00.

The terms of the Series B Preferred Stock, including the terms of conversion, pursuant to a Certificate of Designation, Preference and Rights of Series B Preferred Stock of the Company (the “Certificate of Designation”), are provided below under Item 5.03.

Pursuant to the Purchase Agreement, the Investor may convert all or a portion of the outstanding Series B Preferred Stock into shares of the Company’s Common Stock beginning on the date which is 180 days after the issuance date of the Series B Preferred Stock into Common Stock; provided, however, that the Investor may not convert the Series B Preferred Stock to the extent that such conversion would result in beneficial ownership by the Investor and its affiliates of more than 4.99% of the Company’s issued and outstanding Common Stock.

The Company will have the right, at the Company’s sole option, provided that an event of default has not occurred, to redeem all or any portion of the shares of Series B Preferred Stock, exercisable on not more than 3 Trading Days prior written notice to the holders of the Series B Preferred Stock, in full. If the Company redeems the shares of Series B Preferred Stock within 90 days of its issuance, the Company must pay all of the principal at a cash redemption premium of 120%; if such prepayment is made between the 91st day and the 180th day after the issuance of the Series B Preferred Stock, then such redemption premium is 125%. After the 180th day following the issuance date, there shall be no further right of optional redemption. On the date which is the earlier of: (i) twelve (12) months following the issuance date; or (ii) at the option of the Investor, upon the occurrence of an Event of Default as defined under the Certificate of Designation (the “Mandatory Redemption Date”), the Company shall redeem all of the shares of Series B Preferred Stock of the Investor (which have not been previously redeemed or converted). With five (5) days of the Mandatory Redemption Date, the Company shall make payment to the Investor of an amount in cash equal to the total number of shares of Series B Preferred Stock held by such Investor multiplied by the then current Stated Value as adjusted pursuant to the terms hereof (including but not limited to the addition of any accrued unpaid dividends and any default adjustments. An Event of Default includes the Company’s failure to pay a mandatory redemption amount, comply with its SEC reporting obligations and any bankruptcy or liquidation.

In connection with the Certificate of Designation, the Company agreed to cause its transfer agent to reserve six times the number of shares of Common Stock that would be issuable upon full conversion of the Series B Preferred Stock (assuming that the 4.99% limitation set forth in herein is not in effect) (based on the respective Conversion Price of the Series B Preferred Stock as defined below in effect from time to time).

The proceeds from the sale of the Series B Preferred Stock shall be used for working capital. In addition, the Company paid $3,750 to the Investor and its counsel for legal and due diligence fees.

The foregoing summaries of the terms of the Certificate of Designation and the Purchase Agreement are subject to, and qualified in their entirety by, the agreements and instruments attached hereto as Exhibits 3.1 and 10.1, respectively, which are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the Purchase Agreement and the related agreements are incorporated herein by reference.

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Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above with respect to the issuance of the shares of Series B Preferred Stock is incorporated herein by reference. The issuance of the shares of Series B Preferred Stock was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(a)(2) of the Act. No commissions or fees were paid in connection with the sale of the Series B Preferred Stock.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective July 20, 2022 the Company established a series of redeemable convertible preferred stock (the “Series B Preferred Stock”), stated value $1.00 per share (the “Stated Value”), pursuant to a Certificate of Designation, Preference and Rights of Series B Preferred Stock of the Company (the “Certificate of Designation”). The Stated Value shall increase to $2.00 upon an Event of Default.

Pursuant to the Certificate of Designation, the Company authorized 1,000,000 shares of the Series B Preferred Stock, which may be convertible into shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) at the option of the holders thereof at any time after the issuance of the Series B Preferred Stock, at a conversion price equal a Variable Conversion Price (the “Conversion Price”). The “Variable Conversion Price” means 65% multiplied by the Market Price (representing a discount rate of 35%). The “Market Price” means the average of the lowest two (2) Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending on the latest complete trading day prior to the conversion date. The “Trading Price” means, for any security as of any date, the actual closing price on the OTCQB, OTCQX, Pink Sheets electronic quotation system or applicable trading market.

The Series B Preferred Stock will, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank: (a) senior with respect to dividends and right of liquidation with the Company’s Common Stock and (b) junior with respect to dividends and right of liquidation to all existing and future indebtedness of the Company and existing and outstanding preferred stock of the Company.

The Series B Preferred Stock shall have no right to vote on any matters requiring shareholder approval or any matters on which the shareholders are permitted to vote. So long as any shares of Series B Preferred Stock are outstanding, the Company will not, without the affirmative approval of the Investor (i) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend this Certificate of Designations, (ii) authorize or create any class of stock ranking as to distribution of dividends or a liquidation preference senior to the Series B Preferred Stock, (iii) amend its Articles of Incorporation, as amended in breach of any of the provisions the Certificate of Designation, (iv) increase the authorized number of shares of Series B Preferred Stock, (v) liquidate, dissolve or wind-up the business and affairs of the Company, or effect any Deemed Liquidation Event (as defined below), (vi) breach any of the provisions set forth herein; or (vii) enter into any binding agreement with respect to any of the foregoing. A “Deemed Liquidation Event” means: (a) a merger or consolidation in which the Company is a constituent party or a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or, if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

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Each share of Series B Preferred Stock will carry an annual dividend in the amount of eight percent (8%) of the price per share of Series B Preferred Stock of $1.00 (the “Divided Rate”), which shall be cumulative, payable solely upon redemption, liquidation or conversion. Upon the occurrence of an Event of Default, the Dividend Rate shall automatically increase to twenty two percent (22%).

Item 9.01 Exhibits, Financial Statement Schedules

(d) Exhibits

Exhibit No.	Exhibit Description
3.1	Certificate of Designation of Series B Preferred Stock filed July 20, 2022
10.1	Series B Preferred Stock Purchase Agreement, dated as of July 18, 2022, by and between Edgemode, Inc. and 1800 Diagonal Lending LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edgemode, Inc.

Date: July 27, 2022	By:	/s/ Charles Faulkner
	Name:	Charles Faulkner
	Title:	Chief Executive Officer

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